EXHIBIT 1.2
EXECUTION COPY
DISCOVER CARD MASTER TRUST I
CREDIT CARD PASS-THROUGH CERTIFICATES
TERMS AGREEMENT
Dated: December 9, 2005
To:      Discover Bank, as Seller under the Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004.
Re:      Underwriting Agreement dated December 9, 2005
Title of Securities:
Subseries 1:
Discover Card Master Trust I, Series 2005-4 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates;
Discover Card Master Trust I, Series 2005-4 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates;
Subseries 2:
Discover Card Master Trust I, Series 2005-4 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates; and
Discover Card Master Trust I, Series 2005-4 Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates.
Initial Principal Amount of Certificates: $1,578,949,000
Series and Class Designation Schedule:
Subseries 1:
Discover Card Master Trust I, Series 2005-4 $700,000,000 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates;
Discover Card Master Trust I, Series 2005-4 $36,843,000 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates;
Subseries 2:

Discover Card Master Trust I, Series 2005-4 $800,000,000 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates; and
Discover Card Master Trust I, Series 2005-4 $42,106,000 Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates
Series Cut-Off Date: December 1, 2005

Expected Certificate	Moody’s Investors	Standard & Poor’s
Rating:	Service, Inc.	Ratings Services
Class A, Subseries 1	Aaa	AAA
Class B, Subseries 1	A2	A

Class A, Subseries 2	Aaa	AAA
Class B, Subseries 2	A2	A
Aggregate outstanding balance of Receivables in the Discover Card Master Trust I as of December 1, 2005: $33,115,251,541.23
Expected Date of Series Supplement: December 16, 2005.
Certificate Rate:
Class A, Subseries 1: One-month LIBOR plus 0.06% per annum;
Class B, Subseries 1: One-month LIBOR plus 0.25% per annum;
Class A, Subseries 2: One-month LIBOR plus 0.09% per annum; and
Class B, Subseries 2: One-month LIBOR plus 0.33% per annum.
Time of Sale:
1:06 P.M. New York City time on December 9, 2005.
Time of Sale Information:
(1) Series Term Sheet dated December 8, 2005 relating to the Discover Card Master Trust I, Series 2005-4, attached as Annex 1 hereto, which incorporates by reference (a) the prospectus supplement for Series 2005-3 dated November 22, 2005, (b) the prospectus thereto dated October 6, 2005 and (c) the other reports and document incorporated by reference to the Series Term Sheet and (2) the Pricing Information Schedule.

Pricing Information Schedule:
Bloomberg L.P. E-mail setting forth the aggregate principal amount of the Certificates to be sold and the final pricing terms for each series of the Discover Card Master Trust I, Series 2005-4 and attached as Annex 2 hereto. The Underwriter shall have delivered the information set forth on the Pricing Information Schedule to potential investors in the Securities prior to entering into a purchase contract with the investor for the purchase of such Securities.
Terms of Sale:
The purchase price for the Certificates to the Underwriter will be
99.775% of the aggregate principal amount of the Class A, Subseries 1 Certificates;
99.750% of the aggregate principal amount of the Class B, Subseries 1 Certificates;
99.700% of the aggregate principal amount of the Class A, Subseries 2 Certificates; and
99.675% of the aggregate principal amount of the Class B, Subseries 2 Certificates.
The Underwriter will offer the Certificates to the public at a price equal to
100% of the aggregate principal amount of the Class A, Subseries 1 Certificates;
100% of the aggregate principal amount of the Class B, Subseries 1 Certificates;
100% of the aggregate principal amount of the Class A, Subseries 2 Certificates; and
100% of the aggregate principal amount of the Class B, Subseries 2 Certificates.
Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on December 16, 2005, or at such other time as may be agreed upon in writing.

          Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 2005-4 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED
As Representative of the
Underwriters named in
Schedule I hereto

By:	/s/ Peter Chai

Accepted:

DISCOVER BANK

By:	/s/ Michael F. Rickert

SCHEDULE I
UNDERWRITERS
$700,000,000 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates, Series 2005-4

Principal Amount
Morgan Stanley & Co. Incorporated	$700,000,000

$36,843,000 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates, Series 2005-4
Principal Amount
Morgan Stanley & Co. Incorporated	$36,843,000

$800,000,000 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates, Series 2005-4
Principal Amount
Morgan Stanley & Co. Incorporated	$800,000,000

$42,106,000 Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates, Series 2005-4
Principal Amount
Morgan Stanley & Co. Incorporated	$42,106,000

ANNEX 1
[SERIES TERM SHEET]

ANNEX 2
[PRICING INFORMATION]